EXHIBIT 32.1
STATEMENT PURSUANT TO 18 U.S.C. § 1350
In connection with the Quarterly Report on Form 10-Q of Clinical Data, Inc.(the “Company”) for the three months ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Andrew J. Fromkin, Chief Executive Officer and President of the Company and C. Evan Ballantyne, Senior Vice President and Chief Financial Officer, Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of such year.

/s/ Andrew J. Fromkin

Date: August 14, 2006	Andrew J. Fromkin
President and Chief Executive Officer

/s/ C. Evan Ballantyne

C. Evan Ballantyne
Senior Vice President and Chief Financial Officer
Date: August 14, 2006	Principal Financial and Accounting Officer